Exhibit 3.1

ARTICLES OF INCORPORATION

OF

CUI GLOBAL, INC.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of the State of Colorado these ARTICLES OF INCORPORATION.

ARTICLE I

NAME

The name of the corporation shall be CUI Global, Inc.

ARTICLE II

CAPITAL

The aggregate number of shares which the corporation shall have the authority to issue is three hundred thirty five million (335,000,000) shares of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

A.	Common Stock. The aggregate number of common shares which the corporation shall have the authority to issue is three hundred twenty five million (325,000,000), each with $0.001 par value which shares shall be designated as “Common Stock.” Subject to all of the rights of the Preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges;

(i)	Dividends may be declared and pair or set apart for payment on the Common Stock our of any assets or funds of the corporation legally available for the payment of dividends;

(ii)	The holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share of Common Stock held by him as there are directors to be elected and for whose election the holder of Common Stock has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

(iii)	On the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

B.        Preferred Stock. The aggregate number of preferred shares which this corporation shall have the authority to issue is ten million (10,000,000) shares, each with $.001 par value, which shares shall be designated “Preferred Stock.” Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Colorado law. Before issuing any shares of a class or series, the corporation shall deliver to the secretary of state for filing articles of amendment to these articles of incorporation that set forth information required by Colorado law, including but not limited to, the designations, preferences, limitations, and relative rights of the class or series of shares.

C.        Voting. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

ARTICLE II

PREEMPTIVE RIGHTS

A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares.

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ARTICLE III

CUMULATIVE VOTING

The shareholders shall not be entitled to use cumulative voting in the election of directors.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The initial registered office of the corporation shall be at 1601 West Evans, Denver, Colorado 80223, and the name of the initial registered agent at such address is Troy H. Lowrie. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE V

PRINCIPAL OFFICE

The address of the initial principal office of the corporation in this state is 1601 West Evans, Denver, Colorado 80223.

ARTICLE VI

INITIAL BOARD OF DIRECTORS

The initial board of directors of the corporation shall consist of one (1) director, and the name and address of the person who shall serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is as follows:

Name	Address
Troy H. Lowrie	1601 West Evans Denver, Colorado 80223

The number of directors shall be fixed in accordance with the bylaws, or if the bylaws fail to fix such number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one (1).

ARTICLE VII

INDEMNIFICATION

1.            As used in this Article VII, any word or words that are defined in Sections 7-109-101 et seq. of the Colorado Business Corporation Act, as amended from time to time (the “Indemnification Sections”), shall have the same meaning as provided in the Indemnification Sections.

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2.            The Corporation shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Indemnification Sections.

3.            The Corporation may, as determined by the Board of Directors of the Corporation in a specific instance or by resolution of general application, indemnify and advance expenses to an employee, fiduciary or agent in connection with a proceeding to the extent permitted or required by and in accordance with the Indemnification Sections.

4.            This Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The rights provided under this Article shall continue as to a person who has ceased to be in this position which entitled him to such indemnification and shall inure to the benefit of the heirs, estate or personal representative of such a person. This Article shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors of the Corporation may determine in a specific instance or by resolution of general application.

ARTICLE VIII

DIRETORS’ CONFLICTING INTERESTS TRANSACITONS

1.            Conflicting Interest Transaction. As used in this section, “conflicting interest transaction” means any of the following:

(a)        A loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest;

(b)        A guaranty by the corporation of an obligation of a director of the corporation or of any obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or

(c)        A contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest.

“Conflicting interest transaction” shall not include any transactions which are deemed not to be conflicting interest transactions under the Colorado Business Corporation Act, as amended.

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2.            Effect of Conflicting Interest Transaction. No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the corporation’s board of directors or of the committee of the board of directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director’s vote is counted for such purpose if:

(a)        The material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors of the committee, and the board of directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

(b)        The material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

(c)        The conflicting interest transaction is fair as to the corporation.

3.            Common or Interested Directors. Common or interested directors may be counted in determining the presences of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies the conflicting interest transaction.

4.            Notice to Shareholders. The board of directors of the corporation or a committee thereof shall not authorize a loan, by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty, by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, as provided in paragraph (a) of section (2) of this Article until at lest ten (10) days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

ARTICLE IX

DISTRIBUTIONS TO SHAREHOLDERS

The corporation may pay distributions on its shares without considering the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those receiving the distributions.

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ARTICLE X

DIRECTOR LIABILITY

To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE XI

INCORPORATOR

The name and address of the incorporator is as follows:

Kathy L. Waterman

Brenman Bromberg & Tenenbaum, P.C.

1775 Sherman Street, Suite 1001

Denver, Colorado 80203

IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION on 21st day of April, 1998.

Kathy L. Waterman

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EXHIBIT A
TO ARTICLES OF AMENDMENT OF
CUI GLOBAL, INC.

Terms of Series A Convertible Preferred Stock
CUI Global, Inc.
(Terms of Series A Convertible Preferred Stock)

1.            Designation. Of the 10,000,000 shares of Preferred Stock, $0.001 par value (“Preferred Stock”), of CUI Global, Inc., a Colorado corporation (the “Company”), authorized for issuance, five million (5,000,000) shares of Preferred Stock are designated as Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), and shall have the rights, terms and privileges set forth herein.

2.            Dividend Preference. Provided that the Company will not be rendered insolvent thereby or not able to pay its debts as they become due in the normal course of business thereby, the Company shall pay an annual dividend to holders of Series A Convertible Preferred Stock at a rate of ten cents ($0.10) per share of Series A Convertible Preferred Stock, payable quarterly. Such dividend may be declared and paid or set apart for payment on the Series A Convertible Preferred Stock out of any assets or funds of the corporation legally available for the payment of dividends. The right of the holder of the Series A Convertible Preferred Stock to the said annual dividend is cumulative; that is, if no dividends are declared in one year, there can be no dividends on common stock In the following year until the preferred shareholders receive not only their dividend for the current year, but also the dividend previously missed. No dividend or other distribution shall be made to the holders of Common Stock, $0.001 par value (“Common Stock”), of the Company until such time as dividends or other distributions equal to dividends proposed to be paid on the Common Stock shall have been paid to, or funds necessary for such payment shall have been set aside by the Company in trust to be available for such payment to, the holders of the Series A Preferred Stock.

3.            Liquidation, Dissolution or Winding Up. (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, holders of each share of Series A Preferred shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company’s capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal $1.00 per share of Series A Preferred (the “Liquidation Amount”) which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred.

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If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series A Preferred held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series A Preferred or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred so as to be available for such payments, the holders of the Series A Preferred shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

(b)        Distributions in Cash. The Liquidation Amount shall in all events be paid in cash. Whenever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Company’s Board of Directors.

4.            Voting. The holders of the Series A Preferred shall have full voting privileges and rights as provided by law.

5.            Conversion Rights for the Series A Preferred Stock. The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock:

(a)        General. Subject to and in compliance with the provisions of this Section 5, any share of the Series A Preferred may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be initially entitled to receive upon conversion shall be four (4) shares of Common Stock for each share of Series A Preferred and the “Conversion Ratio” shall be four (4). From time to time the Conversion Ratio may be adjusted as provided herein and the number of shares of Common Stock to which a holder of Series A Preferred shall be entitled to receive shall also be adjusted by multiplying the adjusted Conversion Ratio by the number of shares of Series A Preferred held by such holder prior to the event which gave rise to the adjustment of the Conversion Ratio.

(b)        Adjustments to Applicable Conversion Ratio. In the event the Company shall (i) make or issue a dividend or other distribution payable in Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted by multiplying the existing Conversion Ratio by a fraction:

(x)        The numerator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock; and

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(y)        The denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.

(c)        Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), then and in each such event, the holder of each share of Series A Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred might have been converted immediately prior to such capital reorganization, reclassification or other change.

(d)        Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Conversion Ratio, the Company at its expense will furnish each holder of Series A Preferred with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(e)        Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred being converted, or on its written order, such certificate or certificates as It may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(f), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series A Preferred, other than any taxes payable with respect to income by the holders thereof.

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(f)        Cash in Lieu of Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series A Preferred. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series A Preferred which were converted, a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined In a reasonable manner prescribed by the Board of Directors) at the close of business .on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred being converted at any one time by any holder thereof, not upon each share of Series A Preferred being converted.

(g)        Partial Conversion. In the event some, but not all, of the shares of Series A Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred which were not converted.

(h)        Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of Its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.            No Reissuance of Series A Preferred. No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares, which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred accordingly.

7.            Other Preferred Stock. The Board of Directors of the Company shall have the right to designate other shares of Preferred Stock having dividend, liquidation or other preferences equal to, subsequent to or prior to the rights of holders of the Series A Preferred. Such preferences shall be determined in the resolutions creating such subsequent series.

8.            Notices of Record Date. In the event of:

(a)        Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

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(b)        Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person; or

(c)        Any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding Op. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

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EXHIBIT A

CERTIFICATE OF DESIGNATION
OF THE
SERIES B CONVERTIBLE PREFERRED STOCK
FOR
CUI GLOBAL, INC.

1.            Designation. Of the remaining five million (5,000,000) shares of “blank check” Preferred Stock, $0.001 par value (the “Preferred Stock”) available to CUI Global, Inc., a Colorado Corporation (the “Corporation”), the Corporation authorizes for issuance thirty thousand (30,000) shares of Preferred Stock, which are designated as Series B Convertible Preferred Stock (the “Series B Preferred”) and shall have the rights, terms, and privileges set forth herein.

2.            Dividend Preference. Provided that the Corporation will not be rendered insolvent thereby or not able to pay its debts as they become due in the normal course of business thereby, the Corporation shall pay an annual dividend to holders of Series B Preferred at a rate of one dollar ($1.00) per share of Series B Preferred; payable quarterly. Such dividend may be declared and paid or set apart for payment on the Series B Preferred out of any assets or funds of the Corporation legally available for the payment of dividends. The right of the holder of the Series B Preferred to the said annual dividends is cumulative; that is, if no dividends are declared in one year, there can be no dividends on the common stock in the following year until the preferred shareholder receive not only their dividend for the current year, but also the dividend previously missed. No dividend or other distribution shall be made to the holders of Common Stock, $0.001 par value (the “Common Stock”) of the Corporation until such time as dividends or other distributions equal to dividends proposed to be paid on the Common Stock shall have been paid to, or funds necessary for such payment shall have been set aside by the Corporation in trust to be available for such payment to, the holders of the Series B Preferred.

3.            Liquidation, Dissolution or Winding Up.

(a)        Treatment at Liquidation. Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, holders of each share of Series B Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to the holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to two hundred forty dollars ($240.00) per share of Series B Preferred (the “Liquidation Amount”) which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred.

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If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares Series B Preferred the full amount of the Liquidation Amount to which they shall be entitled, the holders of Series B Preferred shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series B Preferred held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the payment of the Liquidation Amount shall have been made in full to the holders of the Series B Preferred or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred so as to be available for such payments, the holders of the Series B Preferred shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

(b)        Distributions in Cash. The Liquidation Amount shall in all events be paid in cash. Whenever a distribution provided for in this Section is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation’s Board of Directors (the “Board”).

4.            Voting. The holders of the Series B Preferred shall have one thousand (1000) votes per share for each Series B Preferred share issued and outstanding, shall otherwise have full voting privileges and rights as provided by law, and shall vote on all matters voted on by the holders of common stock

5.            Conversion Rights for the Series B Preferred. The holders of the Series B Preferred shall have the following rights with respect to the conversion of the Series B Preferred into shares of Common Stock

(a)        General. Subject to and in compliance with the provisions of this Section, any share of the Series B Preferred may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred shall be initially entitled to receive upon conversion shall be one thousand (1000) shares of Common Stock for each share of Series B Preferred and the “Conversion Ratio” shall be 1000. From time to time the Conversion may be adjusted as provided herein and the number of shares of Common Stock to which a holder of Series B Preferred shall be entitled to receive shall also be adjusted by multiplying the adjusted Conversion Ratio by the number of shares of Series B Preferred held by such holder prior to the event which gave rise to the adjustment of the Conversion Ratio.

(b)        Adjustments to the Applicable Conversion Ratio. In the event that the Corporation shall (i) make or issue a dividend or other distribution payable in Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted by multiplying the existing Conversion Ratio by a fraction as set forth below:

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(1)        The numerator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock and

(2)        The denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.

(c)        Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series B Preferred shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section), then and in each such event, the holder of the share of Series B Preferred shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred might have been converted immediately prior to such capital reorganization, reclassification or other change.

(d)        Certificate as to Adjustment Notice by Corporation. In each case of an adjustment or readjustment of the Conversion Ratio; the Corporation at its expense will furnish to each holder of Series B Preferred a certificate, executed by the President and Chief Financial Officer (or in the absence of a person designated as the Chief Financial Officer, by the Treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(e)        Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B preferred being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred in accordance with the provisions of this Section, and cash, as provided in Section 5(f), in respect to any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series B Preferred, other than any taxes payable with respect to the income by the holders thereby.

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(f)        No Fractional Shares. The Corporation shall not issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series B Preferred. Upon conversion by a holder of Series B Preferred, the Corporation shall round up the shares of common stock to the nearest whole number. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Preferred being converted at any one time by any holder thereof, not upon each share of Series B Preferred being converted.

(g)        Partial Conversion. In the event that some, but not all, of the shares of Series B Preferred represented by a certificate or certificates surrendered by a holder axe converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred that were not converted.

(h)        Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred, such number of its shares of Common Stock as Owl’ from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation shall take such corporate action as may be necessary to increase its authorized by unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.            No Reissuance of Series B Preferred. No share or shares of Series B Preferred acquired by the Corporation by any reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares, which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred accordingly.

7.            Other Preferred Stock. The Board shall not have the right to designate other shares of Preferred Stock having dividend, liquidation, or other preferences equal to, subsequent to or prior to the rights of holders of the Series B Preferred without the written consent of two-thirds (66.66%) of the holders of Series B Preferred. Such preferences shall be determined in the resolutions creating such subsequent series.

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8.            Notice of Record Date. In the event of: (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or persons; or (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the Corporation shall mail or cause to be mailed to each holder of Series B Preferred a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, Chi) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation, or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of the Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation, or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

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EXHIBIT A

to Articles of Amendment of
CUI Global, Inc.

(Certificate of Designations, Preferences, Limitations and Relative Rights of the Series C Preferred Stock for CUI Global, Inc.)

1. Designation. Of the remaining five million (4,970,000) shares of “blank check” Preferred Stock, $0.001 par value (the “Preferred Stock”) authorized for CUI Global, Inc., a Colorado Corporation (the “Corporation”), authorizes for issuance ten thousand (10,000) shares of Preferred Stock, which are designated as Series C Preferred Stock (the “Series C Preferred”) and shall have the rights, terms, and privileges set forth herein.

2. Election of Members to the Board of Directors. The Corporation Board of Directors has authorized eight board seats of which Seats 6, 7, and 8 are presently vacant. The owners and holders of the Series C Preferred Stock have the exclusive right to elect directors for the newly created vacant board seats, 6, 7, and 8, pursuant to Corporation Bylaws, Article III, Section 3.11, Vacancies.

3. Ownership of Series C Preferred Stock. Because the Series C Preferred Stock was created as the result of a negotiated investment plan with a specific investment group (the “Investment Group”), the ownership of Series C Preferred Stock is limited to the Investment Group. The identity of the Investment Group is designated in the Corporation Board of Director meeting minutes.

(a)          General. Subject to and in compliance with the provisions of these designations, preferences, limitations and relative rights, any Common Share owned and held by any member of the Investment Group may, at the option of the holder, be exchanged at any time into a like number of fully paid and non-assessable shares of Series C Preferred Stock up to the number of Series C Preferred Stock authorized for issuance as noted above. The number of shares of Series C Preferred Stock to which a holder of Common Stock shall be entitled to receive upon exchange shall be one share of Series C Preferred Stock for each share of Common Stock.

The “Exchange Ratio” shall be one for one.

(b)          Exercise of Exchange from Common to Preferred. To exercise its exchange privilege, a member of the Investor Group shall surrender the Common Stock certificate or certificates representing the shares being exchanged to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to exchange such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Series C Preferred Stock issuable upon such exchange shall be issued. The certificate or certificates for shares of Common Stock surrendered for exchange shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Common Stock being exchanged, shall be the “Common to Preferred Exchange Date.” As promptly as practicable after the Common to Preferred Exchange Date, the Company shall issue and shall deliver to the holder of the shares of Common Stock being exchanged, or on its written order, such certificate or certificates as it may request for the number of whole shares of Series C Preferred Stock issuable upon the exchange of such shares of Common Stock in accordance with the provisions of this Section. Such exchange shall be deemed to have been effected immediately prior to the close of business on the Common to Preferred Exchange Date, and at such time the rights of the holder as holder of the exchanged shares of Common Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Series C Preferred Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares of Series C Preferred Stock represented thereby. The Company shall pay any taxes payable with respect to the issuance of Series C Preferred Stock upon exchange of the Common Stock, other than any taxes payable with respect to income by the holders thereof.

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4. Rights for the Series C Preferred Stock. The holders of the Series C Preferred shall have the following rights with respect to the Series C Preferred Stock:

(b)          Capital Reorganization or Reclassification. If the Common Stock of the Corporation shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section, then and in each such event, the holder of each share of Series C Preferred shall have the right thereafter to exchange such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock from which such shares of Series C Preferred have been exchanged immediately prior to such capital reorganization, reclassification or other change.

(b)          Exercise of Exchange from Preferred to Common. To exercise its exchange privilege, a holder of Series C Preferred shall surrender the certificate or certificates representing the shares being exchanged to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to exchange such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such exchange shall be issued. The certificate or certificates for shares of Series C Preferred surrendered for exchange shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series C Preferred being exchanged, shall be the “Preferred to Common Exchange Date.” As promptly as practicable after the Preferred to Common Exchange Date, the Company shall issue and shall deliver to the holder of the shares of Series C Preferred being exchanged, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the exchange of such shares of Series C Preferred Stock in accordance with the provisions of this Section. Such exchange shall be deemed to have been effected immediately prior to the close of business on the Preferred to Common Exchange Date, and at such time the rights of the holder as holder of the exchanged shares of Series C Preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay any taxes payable with respect to the issuance of Common Stock upon exchange of the Series C Preferred, other than any taxes payable with respect to income by the holders thereof.

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(c)          Partial Exchange. In the event some, but not all, of the shares of Series C Preferred represented by a certificate or certificates surrendered by a holder are exchanged, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series C Preferred which were not exchanged.

(d)          Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized, but unissued shares of Common Stock, solely for the purpose of effecting the exchange of the shares of the Series C Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exchange of all outstanding shares of the Series C Preferred, and if at any time the number of authorized, but unissued shares of Common Stock shall not be sufficient to effect the exchange of all then outstanding shares of the Series C Preferred, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6. Additional Preferences. There are no preferences for Series C Preferred Stock other than as stated herein above.

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